EXHIBIT 99-1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.001 per share, of dELiA*s, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 11, 2011.

NORTH RUN CAPITAL, LP
By:	North Run Advisors, LLC
its general partner

By:	*
	Name:	Thomas B. Ellis
	Title:	Member

and
By:	*
	Name:	Todd B. Hammer
	Title:	Member

NORTH RUN GP, LP
By:	North Run Advisors, LLC
its general partner

By:	*
	Name:	Thomas B. Ellis
	Title:	Member

and
By:	*
	Name:	Todd B. Hammer
	Title:	Member

Joint Filing Agreement

NORTH RUN ADVISORS, LLC
By:	*
	Name:	Thomas B. Ellis
	Title:	Member

and
By:	*
	Name:	Todd B. Hammer
	Title:	Member

*
Thomas B. Ellis

*
Todd B. Hammer

* By	/s/ SARAH L. FILION
Sarah L. Filion, Attorney-in-Fact Pursuant to Powers of Attorney filed as exhibits hereto

Joint Filing Agreement